EXHIBIT 21

     SUBSIDIARIES                   NAMES UNDER                 STATE OR OTHER
        OF THE                   WHICH SUBSIDIARIES              JURISDICTION
      REGISTRANT                    DO BUSINESS                OF INCORPORATION

A & W Interlining Services Corp.  American Interlining           Maryland
                                      Corporation

Agencias Generales Conaven, C.A.       Conaven                   Venezuela

Agencia Maritima del Istmo, S.A.        Same                     Costa Rica

Almacenadora Conaven, S.A.             Conaven                   Venezuela

Boyar Estates S.A.*                     Same                     Luxembourg

Cape Fear Railways, Inc.                Same                     North Carolina

Cayman Freight Shipping Services,
 Ltd.*                                  Same                     Cayman Islands

Chestnut Hill Farms Honduras, S.A.
 de C.V.                                Same                     Honduras

Cultivos Marinos, S.A. de C.V.          Same                     Honduras

Delta Packaging Company Ltd.*           Same                     Nigeria

Desarrollo Industrial Bioacuatico,
 S.A.*                                  Same                     Ecuador

Empacadora Litoral, S.A. de C.V.        Same                     Honduras

H&O Shipping Limited                    Same                     Liberia

Ingenio y Refineria San Martin
 del Tabacal                          Tabacal                    Argentina

Internet Commodity Exchange
 Corporation                           I.C.E.                    Kansas

JacintoPort International LP            Same                     Texas

KWABA - Sociedade Industrial e
 Comercial, SARL*                      KWABA                     Angola

Les Moulins d'Haiti S.E.M. (LHM)*       Same                     Haiti

Lesotho Flour Mills Limited*            Same                     Lesotho

Life Flour Mill Ltd.*                   Same                     Nigeria

Minoterie de Matadi, S.A.R.L.*          Same                     Democratic
                                                                 Republic
                                                                 of Congo

Minoterie du Congo, S.A.                Same                     Republic of
                                                                 Congo

Mobeira, SARL*                          Same                     Mozambique

Molinos Champion, S.A.*                 Same                     Ecuador

Molinos del Ecuador, C.A.*              Same                     Ecuador

Mount Dora Farms Inc.                   Same                     Florida

National Milling Company of
 Guyana, Ltd.                           Same                     Guyana


                           EXHIBIT 21
                           (continued)

National Milling Corporation
 Limited                                Same                     Zambia

Port of Miami Cold Storage, Inc.        Same                     Florida

Representaciones Maritimas y Aereas,
 S.A.                                   Same                     Guatemala

Representaciones y Ventas S.A.*         Same                     Ecuador

Sea Cargo, S.A.                         Same                     Panama

Seaboard de Colombia, S.A.*             Same                     Colombia

Seaboard de Honduras, S.A. de C.V.      Same                     Honduras

Seaboard del  Peru, S.A.                Same                     Peru

Seaboard Farms, Inc.                    Same                     Oklahoma

Seaboard Freight & Shipping Jamaica
 Limited                                Same                     Jamaica

Seaboard Marine Bahamas, Ltd.           Same                     Bahamas

Seaboard Marine of Haiti, S.E.          Same                     Haiti

Seaboard Marine Ltd.                    Same                     Liberia

Seaboard Marine of Florida, Inc.        Same                     Florida

Seaboard Overseas Limited               Same                     Bahamas

Seaboard Overseas Management Company,
 Ltd.                                   Same                     Bermuda

Seaboard Overseas Trading and
 Shipping (PTY) Ltd.                    Same                     South Africa

Seaboard Ship Management Inc.           Same                     Florida

Seaboard Trading and Shipping Ltd.      Same                     Minnesota

Seaboard Transport Inc.                 Same                     Oklahoma

Seaboard West Africa Limited            Same                     Sierra Leone

SEADOM, S.A.*                           Same                     Dominican
                                                                 Republic

Top Feeds Limited*                      Same                     Nigeria

Transcontinental Capital Corp.
 (Bermuda) Ltd.                         TCCB                     Bermuda

Unga Holdings Limited*                  Unga                     Kenya

*Represents a non-controlled, non-consolidated affiliate.